Exhibit 4




THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES OR, UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND STATUTES AND THE RULES PROMULGATED THEREUNDER.


                                 PROMISSORY NOTE



$400,000.00                                                  October 16, 2001
                                                       Minneapolis, Minnesota

         FOR VALUE RECEIVED, the undersigned, Medtox Scientific, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Raoul D. Rudelli, M.D., and his successors and assigns ("Payee") the principal sum of Four Hundred Thousand and No/100 Dollars ($400,000.00). The principal amount of this Note shall be paid in twenty-four (24) consecutive monthly installments, each in the amount of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67). The first of said payments shall be due and payable on November 24, 2001, and each subsequent payment shall be due and payable on the 24th day of each subsequent month.

         This Note is signed and delivered by Maker to evidence its obligation to Payee under that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of October 1, 2001, by and among Maker, Payee, Karl Verebey, Ph.D., Michael Greenstein, and LeadTech Corporation.

         The unpaid principal balance of this Note may be prepaid from time to time, in whole or in part, at the option of Maker, without penalty or premium.

         Maker agrees to pay all costs (including fees and disbursements of counsel) reasonably incurred by Payee of this Note in enforcing the terms and conditions of this Note and effecting the collection of any amounts due under this Note.

         The rights and powers granted in this Note shall extend to any holder of this Note and shall be binding upon Maker and its successors and assigns and shall be applicable to this Note and to all amendments, renewals, modifications, and/or extensions thereof. Each holder of this Note may assign any and all rights such holder has under this Note and the assignee thereof shall succeed to all rights and interests of such holder.

         Maker hereby waives presentment, demand for payment, notice of dishonor, and notice of protest. This Note shall be governed by and construed in accordance with Delaware law.


                                           MEDTOX SCIENTIFIC, INC.


                                        By /s/ Richard J. Braun
                                           -----------------------------------
                                           Its President and CEO
                                           -----------------------------------